EXHIBIT INDEX

EXHIBIT NUMBER  DESCRIPTION
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          99.1  Press release, dated April 30, 2003.

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                                                                    EXHIBIT 99.1

FOR  IMMEDIATE  RELEASE

MEDIA  CONTACTS:                                 INVESTOR  CONTACT:
Julie  Kim/Jamie  Borasi                         Billie  Anderson
Weber  Shandwick                                 Peet's  Coffee  &  Tea,  Inc.
415.248.3419/415.248.3416                        510.594.2100
jkim@webershandwick.com                          banderson@peets.com
jborasi@webershandwick.com

          PEET'S COFFEE & TEA, INC. REPORTS FIRST QUARTER 2003 RESULTS

EMERYVILLE, Calif. - April 30, 2003 - Peet's Coffee & Tea, Inc. (NASDAQ: PEET) today announced its first quarter results for the period ended March 30, 2003, which included 13-weeks.

Net  sales  increased 12.0 percent to $27.4 million for the 13-weeks ended March
30, 2003, compared to $24.5 million for the 13-weeks ended March 31, 2002. Retail Store revenue increased 4.9 percent to $20.0 million, while Specialty Sales revenue increased 37.3 percent to $7.4 million.

Net income for the first quarter 2003 increased 162.7 percent to $1.3 million, or $0.10 per share, compared to $488,000, or $0.05 per share for the first quarter of 2002.

"Our first quarter results are on track with our quarterly plan to deliver the year. We successfully implemented several initiatives that will contribute to our growth in future quarters, including opening four new stores late in March, converting our Safeway grocery business from warehouse to direct distribution and adding several new grocery customers," said Patrick O'Dea, president and chief executive officer of Peet's Coffee & Tea, Inc. "We continue to make strong progress in each of our channels of business and remain confident in our outlook for the year."

The Company reiterated its guidance for fiscal 2003 with sales growth between 13 and 15 percent and EPS between $0.57 and $0.60 per share.

PEET'S  COFFEE  &  TEA,  INC.  Q1  2003  CONFERENCE  CALL
     The Company will report its first quarter 2003 earnings via conference call on Wednesday, April 30, 2003. The teleconference call will begin at 2 p.m. PT/5 p.m. ET. The call will be simultaneously webcast on Peet's Web site at www.peets.com. A news release outlining the financial results will be distributed publicly an hour prior to the call.

The teleconference can be accessed by calling 1-800-289-0496. A replay of the teleconference will be available 90 minutes after the end of the call at 1-888-203-1112, using access code 708764. The recording will be archived through midnight ET on May 7, 2003.

                                     -MORE-

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PEET'S  COFFEE  &  TEA,  INC.
REPORTS  FIRST  QUARTER  2003  RESULTS
PAGE  2

ABOUT  PEET'S  COFFEE  &  TEA,  INC.
     Founded in Berkeley, Calif. in 1966, Peet's Coffee & Tea, Inc. is a specialty coffee roaster and marketer of fresh, deep-roasted whole bean coffee for home and office enjoyment. Peet's fresh-roasted coffee, hand-selected tea and related items are sold in several distribution channels including grocery stores, online and mail order, office, restaurant, and foodservice accounts and 69 company-operated stores in four states. Peet's is committed to strategically growing its business and to maintaining a unique culture and focus on customer satisfaction. For information about Peet's Coffee & Tea, Inc., visit www.peets.com or call 1-800-999-2132. Peet's Coffee & Tea, Inc. shares are traded under the symbol PEET.

                                       ###

     This press release contains statements that are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including those relating to estimated earnings per share and net revenues for the full year 2003. Because of the uncertainties inherent in these forward-looking statements, the Company's actual results could differ materially from those set forth in forward-looking statements. The Company's estimates regarding its operations and financial results are based on currently available operating, financial and competitive information. Actual future results and trends may differ materially depending on a variety of factors including but not limited to, risks arising from accounting adjustments; the Company's ability to implement its business strategy, attract and retain customers, and obtain and expand its market presence in new geographic regions; the availability and cost of high quality Arabica coffee beans; consumers' tastes and preferences; and competition in its market as well as other risk factors as described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 29, 2002.

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

                                   Peet's Coffee & Tea, Inc.
                          Condensed Consolidated Statements of Income
                                   (Unaudited, in thousands)


                                                   Thirteen weeks ended   Thirteen weeks ended
                                                        03/30/2003             03/31/2002
  Retail stores                                   $              20,031   $              19,090
  Specialty sales                                                 7,367                   5,366
                                                  ----------------------  ---------------------
NET REVENUE                                                      27,398                  24,456

  COGS & related occupancy expenses                              12,716                  11,575
  Operating expenses                                              9,211                   7,978
  Marketing & advertising expenses                                1,110                   1,024
  General & administrative expenses                               1,369                   1,977
  Depreciation & amortization expenses                            1,138                   1,097
                                                  ----------------------  ---------------------
       Total operating cost & expenses                           25,544                  23,651
OPERATING INCOME                                                  1,854                     805
  Interest (income)/expense, net                                   (248)                     31
                                                  ----------------------  ---------------------
INCOME BEFORE INCOME TAX                                          2,102                     774
  Income tax provision                                              820                     286
                                                  ----------------------  ---------------------
NET INCOME                                        $               1,282   $                 488
                                                  ======================  =====================

NET INCOME PER SHARE:
  Basic                                           $                0.10   $                0.06
  Diluted                                         $                0.10   $                0.05

SHARES USED IN CALCULATING NET INCOME PER SHARE:
  Basic                                                          12,227                   8,508
  Diluted                                                        12,814                   9,263

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

                                       Peet's Coffee & Tea, Inc.
                                 Condensed Consolidated Balance Sheets
                                       (Unaudited, in thousands)


                                                  March 30, 2003   December 29, 2002    March 31, 2002
ASSETS
Current Assets
  Cash & cash equivalents                         $        21,094  $           19,672  $         6,404
  Accounts receivable                                       2,320               2,210            1,321
  Income tax receivable                                       297               1,117                -
  Inventories                                               9,309              11,007            7,344
  Prepaid expenses and other                                1,990               1,803            1,519
                                                  ---------------  ------------------  ----------------
       Total Current Assets                                35,010              35,809           16,588

  Property and equipment, net                              28,989              27,929           23,221
  Deferred income taxes                                         -                   -              811
  Intangibles and other assets, net                         3,688               3,305            1,969
  Long term U.S. government securities                     27,328              28,102                -
                                                  ---------------  ------------------  ----------------
       Total Assets                               $        95,015  $           95,145  $        42,589
                                                  ===============  ==================  ================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Accounts payable                                $         5,045  $            6,463  $         4,297
  Accrued compensation and benefits                         2,867               3,741            2,378
  Other accrued liabilities                                 2,554               2,638            1,927
  Short-term borrowings                                         -                   -              450
  Current portion of long-term borrowings                     449                 468              513
                                                  ---------------  ------------------  ----------------
       Total Current Liabilities                           10,915              13,310            9,565

  Long-term borrowings, less current portion                  313                 424              767
  Deferred income taxes                                       144                 181                -
  Deferred lease credits                                      729                 726              633
                                                  ---------------  ------------------  ----------------
       Total Liabilities                                   12,101              14,641           10,965
                                                  ---------------  ------------------  ----------------

Shareholders' Equity
  Common stock                                             79,203              78,014           33,655
  Other comprehensive income (loss)                           204                 265              (87)
  Retained earnings (accumulated deficit)                   3,507               2,225           (1,944)
                                                  ---------------  ------------------  ----------------
       Total Shareholders' Equity                          82,914              80,504           31,624
                                                  ---------------  ------------------  ----------------

       Total Liabilities & Shareholders' Equity   $        95,015  $           95,145  $        42,589
                                                  ===============  ==================  ================